UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : April 21, 2006

Union Pacific Corporation
(Exact Name of Registrant as Specified in its Charter)

Utah	1-6075	13-2626465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 544-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction

A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 21, 2006, Richard K. Davidson, Chairman of Union Pacific Corporation (the

Company), adopted a plan governing the sale of Company common stock pursuant to the

Company’s Stock Ownership Policy (the Policy). The plan is intended to comply with Rule

10b5-1 of the Securities Exchange Act of 1934 (the Exchange Act). Pursuant to the plan, a brokerage firm will sell 175,000 shares of Company common stock owned by Mr. Davidson.

The sale will take place on or after May 19, 2006. Furnished herewith as Exhibit 99.1 is a press release issued by the Company regarding the foregoing trading plan.

Any transactions executed pursuant to Mr. Davidson’s trading plan will be disclosed on
Form 144 and one or more Form 4 filings with the Securities and Exchange Commission (SEC)
in accordance with applicable securities laws, rules, and regulations. Pursuant to the Policy,
Company executives may enter into a 10b5-1 trading plan only during an open trading window, and plan transactions may not take place for at least 20 trading days following the adoption of a
10b5-1 trading plan. Except as otherwise required by law, the Company does not undertake to disclose specific plans by other Company executives or to disclose terminations, modifications or other activities under the plan described herein or any other plan.

This report contains forward-looking information, as that term is defined under the
Exchange Act, including information regarding planned sales of Company common stock by a
Company executive pursuant to a 10b5-1 trading plan. By their nature, forward-looking information and statements are subject to risks, uncertainties, and contingencies. Information regarding risk factors and other cautionary information can be found in the Company’s Annual
Report for 2005 on Form 10-K filed with the SEC on February 24, 2006. The Company does not undertake to update any forward-looking statements or information, including those contained in this report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release of Union Pacific Corporation, dated April 21, 2006, regarding 10b5-1 trading plan of Richard K. Davidson.

                                                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2006

UNION PACIFIC CORPORATION

By:	/s/	J. Michael Hemmer
J. Michael Hemmer Senior Vice President – Law and General Counsel